SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2004

WorldCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-11258	58-1521612
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

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Item 5. Other Events.

     On February 11, 2004, WorldCom, Inc., d/b/a MCI (the “Company”) issued a press release announcing that it has filed in U.S. Bankruptcy Court for a 60-day extension to formally emerge from Chapter 11, giving the company sufficient time to complete its filings with the Securities and Exchange Commission, the last significant task to be completed before the company emerges. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 11, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDCOM, INC.
(Registrant)

By: /s/ Anastasia Kelly

Name:	Anastasia Kelly
Title:	Executive Vice President and General Counsel

Dated: February 12, 2004

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 11, 2004

EXHIBIT 99.1

MCI FILES FOR AN EXTENSION TO CONCLUDE
CHAPTER 11 PROCESS

Extension To Ensure Accuracy and Quality of Filings

ASHBURN, Va., February 11, 2004 – MCI (WCOEQ, MCWEQ) today announced it has filed in U.S. Bankruptcy Court for a 60-day extension, from the current February 28, 2004 deadline, to formally emerge from Chapter 11. The extension would give the company sufficient time to complete its filings with the Securities and Exchange Commission (SEC), the last significant task to be completed before the company emerges. It would expand the time period for MCI to satisfy all conditions necessary to emerge from 120 days to 180 days, which is a common timeframe for large Chapter 11 cases. MCI would be able to file and emerge at any time during the 60-day extension period.

With the exception of completing its financial filings, MCI has satisfied all significant tasks required for its emergence, including obtaining all federal and state regulatory approvals. The Company has also secured approval from its creditors.

“We have made incredible progress on the reconstruction of our financial statements, but it is much more important for us to get them done correctly rather than quickly,” said Bob Blakely, MCI executive vice president and chief financial officer. “Accounting and disclosure matters have been properly resolved and our 2002 10K is almost ready for filing. We are working diligently on 2003 and are in the process of auditing the results and preparing the filings. We will review all of our filings to ensure accuracy, quality and transparency.”

“No one should underestimate the scope of the task and the tremendous progress we’ve made in completing the largest and one of the most complicated Chapter 11 proceedings in U.S. history,” said Denny Beresford, chairman of MCI’s Audit Committee. “MCI’s Audit Committee has been actively engaged in the financial review process and we fully support the Company’s efforts.”

“The Official Creditors Committee recognizes the magnitude of MCI’s financial reconstruction and supports the Company’s efforts to ensure quality reporting,” said Irwin Gold, senior managing director and co-head of the restructuring group of Houlihan Lokey Howard & Zukin, financial advisors to the Official Committee of Creditors. “We’re looking forward to getting MCI’s emergence behind us and placing all of our focus on the Company’s operations going forward.”

About WorldCom, Inc.

WorldCom, Inc. (WCOEQ, MCWEQ), which, together with its subsidiaries, currently conducts business under the MCI brand name, is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry’s most expansive global IP backbone, based on the number of company-owned points-of-presence (POPs), and wholly-owned data networks, WorldCom develops the converged communications products and services that are the foundation for commerce and communications in today’s market. For more information, go to <http://www.mci.com>.

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